EXHIBIT 23.2

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated July 30, 2003 (except for Note 21, as to which the date is September 22, 2003), with respect to the consolidated financial statements and schedule of Buckeye Technologies Inc., included in the Registration Statement on Form S-4 and the related Prospectus of Buckeye Technologies Inc. for the registration of $200,000,000 of 8.50% Senior Notes.

                                                  /s/ Ernst & Young LLP

Memphis, Tennessee
October 29, 2003